EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Registration Statement No. 033-57308, No. 033-59697, No. 333-36497, No. 333-61816 and No. 333-114534 of Ameron International Corporation on Form S-8 of our report dated January 14, 2005 related to the financial statements of TAMCO as of November 30, 2004 and for each of the two years in the period ended November 30, 2004, appearing in this Annual Report on Form 10-K of Ameron International Corporation for the year ended November 30, 2005

/s/ Deloitte & Touche LLP
Los Angeles, California
February 14, 2006